Exhibit 10.3

This document constitutes part
of a prospectus covering securities
that have been registered
under the Securities Act of 1933,
as amended
AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS
     Pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “Plan”), MetLife, Inc. hereby amends each of your Restricted Stock Unit Agreements (the “Agreements”) as of April 25, 2007, as follows (this “Amendment”):
     1. Section 7 of each Agreement is restated in its entirety as follows:
     7. Adjustments. The Committee will make appropriate adjustments in the terms and conditions of your Units in recognition of unusual or nonrecurring events affecting the Company or its financial statements (such as a Common Stock dividend, Common Stock split, recapitalization, payment of an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders other than ordinary cash dividends, exchange of shares, or other similar corporate change), or in recognition of changes to applicable laws, regulations, or accounting principles, to prevent unintended dilution or enlargement of the potential benefits of your Units. The Committee’s determinations in this regard will be conclusive.
     2. Any capitalized word used in this Amendment is defined in the Plan or each Agreement. This Amendment will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. This Amendment, the Agreements, and the Plan represent the entire agreements between you and the Company, and you and all Affiliates, regarding your Units and no other promises, terms, or agreements of any kind regarding your Units apply. In the event any provision of this Amendment is held illegal or invalid, the rest of the Amendment will remain enforceable. In no event will this amendment be construed in a manner that would cause you to incur a penalty under Code Section 409A.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment.

METLIFE, INC.
By:	/s/ C. Robert Henrikson
Name

Chairman of the Board, President and CEO
Title

/s/ C. Robert Henrikson
Signature